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                                                               EXHIBIT 99-B.8.86

                      AMENDMENT TO PARTICIPATION AGREEMENT

The participation agreement, dated as of October 10, 2000, by and among ING Life Insurance and Annuity Company (formerly known as Aetna Life Insurance and Annuity Company) (ILIAC), T. Rowe Price Investment Services, Inc. and T. Rowe Price Services, Inc. (the "Agreement") is hereby amended as follows:

     1. ReliaStar Life Insurance Company ("ReliaStar") and ReliaStar Life Insurance Company of New York (ReliaStar New York) are added as parties to the Agreement.

     2. Unless otherwise amended, all references to the word "Company" shall now be defined as ILIAC, ReliaStar and ReliaStar New York.

     3. Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following Sections 1(a), 1(b), 1(c):

          1(a) ILIAC represents that it has established Variable Annuity Accounts B, C, D and F and may establish such other accounts as may be set forth in Schedule A attached hereto and as may be amended from time to time with the mutual consent of the parties hereto (the "Accounts"), each of which is a separate account under Connecticut Insurance law, and has registered or will register each of the Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the Contracts. Each Contract provides for the allocation of net amounts received by ILIAC to an Account for investment in the shares of one of more specified open-end management investment companies available through that Account as underlying investment media. Selection of a particular investment management company and changes therein from time to time are made by the participant or Contract owner, as applicable under a particular Contract.

          1(b) ReliaStar represents that it has established Separate Account One and may establish such other accounts as may be set forth in Schedule A attached hereto and as may be amended from time to time with the mutual consent of the parties hereto (the "Accounts"), each of which is a separate account under Minnesota Insurance law, and has registered or will register each of the Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the Contracts. Each Contract provides for the allocation of net amounts received by ReliaStar to an Account for investment in the shares of one of more specified open-end management investment companies available through that Account as underlying investment media. Selection of a particular investment management company and changes therein from time to time are made by the participant or Contract owner, as applicable under a particular Contract.

          1(c) ReliaStar New York represents that it has established a separate account for its 401(k) business and may establish such other accounts as may be set forth in Schedule A attached hereto and as may be amended from time to time with the mutual consent of the parties hereto (the "Accounts"), each of which is a separate account under New York Insurance law, and has registered or will register each of the Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the Contracts. Each Contract provides for the allocation of net amounts received by ReliaStar New York to an Account for investment in the shares of one of more specified open-end management investment companies available through that Account as underlying investment media. Selection of a particular investment management company and changes therein from time to time are made by the participant or Contract owner, as applicable under a particular Contract.

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     4.   The reference to Schedule D in Section 2(f) of the Agreement is hereby amended to refer to Schedule C.

     5. Section 7(a) of the Agreement is hereby deleted in its entirety and replaced with the following Section 7(a):

          (a) ILIAC, ReliaStar and ReliaStar New York represent and warrant they are each an insurance company duly organized, existing in good standing under the laws of the State of Connecticut, the State of Minnesota and the State of New York, respectively.

     6. Section 13(b) of the Agreement is hereby deleted in its entirety and replaced with the following Section 13(b):

          NOTICES. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, or recognized overnight courier service to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

To the Company:
                      ING Life Insurance and Annuity Company
                      151 Farmington Avenue
                      Hartford, Connecticut 06156
                      Attention: Julie E. Rockmore

                      ReliaStar Life Insurance Company
                      151 Farmington Avenue
                      Hartford, Connecticut 06156
                      Attention: Julie E. Rockmore

                      ReliaStar Life Insurance Company of New York
                      151 Farmington Avenue
                      Hartford, Connecticut 06156
                      Attention: Julie E. Rockmore

To the Distributor:
                      T. Rowe Price
                      100 East Pratt Street
                      Baltimore, Maryland 21202

                      Attn: Randy Kiser
                      Copy to: Laura Chasney, Esquire

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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of January 1, 2003


T. ROWE PRICE INVESTMENT SERVICES, INC.      T. ROWE PRICE SERVICES, INC.


By:   /s/ Laura Chasney                      By:   /s/ Laura Chasney
     -------------------------------------        ------------------------------
Name:    Laura Chasney                       Name:     Laura Chasney
Title:   Vice President                      Title:    Vice President


ING LIFE INSURANCE AND ANNUITY COMPANY


By:   /s/ Brian Haendiges
     -------------------------------------
Name:     Brian Haendiges
Title:    Vice Presidednt


RELIASTAR LIFE INSURANCE COMPANY             RELIASTAR LIFE INSURANCE COMPANY OF
                                             NEW YORK

By:   /s/ Brian Haendiges                    By:   /s/ Brian Haendiges
     -------------------------------------        ------------------------------
Name:     Brian Haendiges                    Name:     Brian Haendiges
Title:    Vice President                     Title:    Vice President